SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 27, 2003

IRVINE SENSORS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-08402	33-0280334

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Redhill Avenue, Costa Mesa, California 92656
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (714) 549-8221

Not Applicable
(Former Name or Former Address, if Changed since Last Report)

Item 5.    Other Events

DATE OF ANNUAL MEETING OF STOCKHOLDERS

Irvine Sensors Corporation (the “Company”) has scheduled its annual meeting of stockholders for March 4, 2003 (the “2003 Annual Meeting”) and has set January 10, 2003 as the record date for determining stockholders entitled to notice of and to vote at this meeting. The date of the 2003 Annual Meeting is more than thirty days in advance of the date of the 2002 annual meeting of stockholders. The deadlines for submission and acceptance of shareholder proposals that were published in the proxy statement for the 2002 annual meeting of stockholders (the “2002 Proxy Statement”) remain as stated in the 2002 Proxy Statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 27, 2003

IRVINE SENSORS CORPORATION, a Delaware corporation

By:	/s/ JOHN J. STUART, JR.
John J. Stuart, Jr., Chief Financial Officer